                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 October 6, 1995
                                (Date of Report)



                                AJAY SPORTS, INC.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)


        0-18204                                              39-1644025
(Commission File Number)                         (I.R.S. Employer Identification
                                                               Number

               1501 E. Wisconsin Street, Delavan, Wisconsin 53115
           (Address of principal executive offices including zip code)

                                 (414) 728-5521
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

a)       Financial statements of business acquired.

         The financial statements of Palm Springs Golf Company, Inc. for the years ended December 31, 1994, 1993 and 1992 and reports of Independent Certified Public Accountants.

         The interim financial statements of Palm Springs Golf Company, Inc. for the nine months ended September 30, 1995 and 1994.

b)       Unaudited pro forma financial information.

         The pro forma financial statements are presented to show the financial position of Ajay Sports, Inc. (Ajay) and Palm Springs Golf Company, Inc. (PSG), as if the purchase of Palm Springs Golf Company, Inc. occurred September 30, 1995 and the results of their operations for the nine months ended September 30, 1995 and the year ended December 31, 1994, as if the acquisition had occurred on the first day of each respective period. The acquisition has been accounted for using the purchase method of accounting.

         These pro forma financial statements have been prepared for comparative purposes only and do not purport to indicate what necessarily would have occurred had the entities been combined since the applicable date, or what results may be in the future.

(1)(a) Pro forma condensed consolidated balance sheet of Ajay and PSG as of September 30, 1995.

(1)(b) Pro forma condensed consolidated statement of operations of Ajay and PSG for the nine months ended September 30, 1995.

(1)(c) Pro forma condensed consolidated statement of operations of Ajay and PSG for the year ended December 31, 1994.

(1)(d)   Notes to pro forma condensed consolidated financial statements.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








December 12, 1995                                        AJAY SPORTS, INC.




                                                          \s\Duane R. Stiverson
                                                         -----------------------
                                                         Duane R. Stiverson
                                                         Chief Financial Officer

                         PALM SPRINGS GOLF COMPANY, INC.
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

               Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders
Palm Springs Golf Company, Inc.

We have audited the accompanying balance sheets of Palm Springs Golf Company, Inc. as of December 31, 1994 and 1993, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palm Springs Golf Company, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Singer, Lewak, Greenbaum & Goldstein (Successors to the practice of Shillan Abrams & Company, who audited the financial statements for the year ended December 31, 1993)
Los Angeles, California
February 3, 1995

                         Palm Springs Golf Company, Inc.
                                 BALANCE SHEETS
                           December 31, 1994 and 1993

                                     ASSETS

                                                                                              December 31,
                                                                                          1994           1993
Current Assets                                                                       -------------   ------------
    Cash                                                                             $     153,234   $     40,500
    Accounts receivable, net of allowance for doubtful
      accounts of $150,000 and $125,000 (note 5)                                         1,775,796      1,951,651
    Inventories (notes 2 and 5)                                                          1,867,513      2,241,407
    Current portion of notes receivable (note 3)                                            91,416
    Income taxes receivable                                                                                83,424
    Deferred income taxes (note 9)                                                         190,000        100,000
    Prepaid expenses and other current assets                                              248,657         58,396
Current Assets                                                                       -------------   ------------

         Total current assets                                                            4,326,616      4,475,378

Property and equipment, net (notes 4 and 5)                                                 89,135        116,316
Long-term notes receivable (note 3)                                                        268,162
Other assets                                                                                 6,793          6,789
Deferred offering costs (note 11)                                                          393,436         92,893
Current Assets                                                                       -------------   ------------

                                                                                     $   5,084,142   $  4,691,376
                                                                                     =============    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Line of credit (note 5)                                                          $   3,100,000   $  2,725,000
    Accounts payable                                                                       378,990        154,572
    Accrued expenses                                                                        45,385         44,999
    Preferred stock dividends payable (note 8)                                                             18,967
    Current portion of capital lease obligations (note 7)                                    2,292         12,784
Current Assets                                                                       -------------   ------------

         Total current liabilities                                                       3,526,667      2,956,322

Long-term portion of capital lease obligations (note 7)                                      4,482          7,237
Deferred income taxes (note 9)                                                              17,000         17,000

Stockholders' equity (notes 8, 10 and 11) Redeemable  preferred stock, $2.00 par value, 1,000,000
      shares authorized, 710,000 shares issued and outstanding                           1,420,000      1,420,000
    Common stock, no par value, 8,000,000 shares authorized,
      3,000,000 issued and outstanding                                                     137,914        137,914
    Retained earnings (accumulated deficit)                                               (21,921)        152,903
Current Assets                                                                       -------------   ------------

         Total stockholders' equity                                                      1,535,993      1,710,817
Current Assets                                                                       -------------   ------------

                                                                                     $   5,084,142   $  4,691,376
                                                                                     =============   ============

     The accompanying notes are an integral part of these financial statements

                         Palm Springs Golf Company, Inc.
                            STATEMENTS OF OPERATIONS
                     Years ended December 31, 1994 and 1993


                                                                                                        Year Ended December 31,
                                                                                                         1994           1993
                                                                                                     -----------    -----------

Revenues                                                                                             $ 7,004,274    $ 5,488,603
Cost of sales                                                                                          5,621,880      4,251,311
                                                                                                     -----------    -----------

Gross profit                                                                                           1,382,394      1,237,292

Selling, general and administrative expenses                                                           1,289,351      1,238,431
Provision for doubtful accounts                                                                          123,074        127,356
                                                                                                     -----------    -----------

Loss from operations                                                                                     (30,031)      (128,495)

Other income (expense)
    Interest expense                                                                                    (233,993)      (183,722)
    Other income                                                                                                          4,567
                                                                                                     -----------    -----------
    Other income (expense)                                                                              (233,993)      (179,155)
                                                                                                     -----------    -----------

Loss before income tax benefit                                                                          (264,024)      (307,650)
                                                                                                     -----------    -----------
Income tax benefit (note 9)                                                                              (89,200)      (129,368)
                                                                                                     -----------    -----------

Net loss                                                                                             $  (174,824)      (178,282)
                                                                                                     ============   ============

    The accompanying notes are an integral part of these financial statements

                         Palm Springs Golf Company, Inc.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     Years ended December 31, 1994 and 1993


                                                                                                          Retained
                                                                                                          Earnings
                                                     Preferred Stock              Common Stock          (Accumulated
                                                   Shares       Amount        Shares        Amount         Deficit)        Total
                                                  -------   -------------    ---------    ---------      -----------   ------------
Balance, January 1, 1993                          710,000   $   1,420,000    3,069,000    $ 388,373      $   450,785   $  2,259,158

Stock recision (note 10)                                                       (69,000)    (250,459)                       (250,459)
Dividends on preferred stock                                                                                (119,600)      (119,600)
Net loss                                                                                                    (178,282)      (178,282)
                                                  -------   -------------    ---------    ---------      -----------   ------------
Balance, December 31, 1993                        710,000       1,420,000    3,000,000      137,914          152,903      1,710,817

Net loss                                                                                                    (174,824)      (174,824)
                                                  -------   -------------    ---------    ---------      -----------   ------------
Balance, December 31, 1994                        710,000   $   1,420,000    3,000,000    $ 137,914      $   (21,921)  $  1,535,993
                                                  =======   =============    =========    =========      ===========   ============

    The accompanying notes are an integral part of these financial statements

                         Palm Springs Golf Company, Inc.
                            STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1994 and 1993


                                                                                        Year Ended December 31,
                                                                                          1994            1993
                                                                                     -------------   -------------
Cash flows from operating activities:
    Net loss                                                                         $    (174,824)  $    (178,282)
Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                                                           30,494          32,976
    Provision for losses on accounts receivable                                            123,074         127,356
    Interest amortization                                                                                    6,667
    Deferred income taxes                                                                  (90,000)        (83,000)
(Increase) decrease in:
    Accounts receivable                                                                   (306,797)       (123,904)
    Inventories                                                                            373,894          81,143
    Income taxes receivable                                                                 83,424         (83,424)
    Other current assets                                                                  (190,261)         28,053
    Other assets                                                                                (4)          9,072
Increase (decrease) in:
    Accounts payable and accrued expenses                                                   49,339          80,052
    Income taxes payable                                                                                   (80,519)
                                                                                     -------------   -------------

         Net cash used in operating activities                                            (101,661)       (183,810)
                                                                                     -------------   -------------

Cash flows used in investing activities:
    Purchases of property and equipment                                                     (3,313)        (20,455)
                                                                                     -------------   -------------

Cash flows from financing activities:
    Principal payments on capital lease obligations                                        (13,247)         (1,634)
    Net borrowings on line of credit                                                       375,000         580,466
    Preferred stock dividends                                                              (18,967)       (119,600)
    Deferred offering costs                                                               (125,078)       (227,304)
                                                                                     -------------   -------------

         Net cash provided by financing activities                                         217,708         231,928
                                                                                     -------------   -------------

Net increase in cash                                                                       112,734          27,663

Cash, beginning of year                                                                     40,500          12,837
                                                                                     -------------   -------------

Cash, end of year                                                                    $     153,234   $      40,500
                                                                                     =============   =============

                Supplemental Disclosure of Cash Flow Information

    Interest paid                                                                    $     223,114   $     185,290
    Taxes paid (received)                                                                  (83,424)        116,773

    The accompanying notes are an integral part of these financial statements

      Supplemental Schedule of Noncash Investing and Financing Activities:

In 1993, $11,240 of machinery and equipment were acquired through capitalized lease obligations.

    The accompanying notes are an integral part of these financial statements

                         Palm Springs Golf Company, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years ended December 31, 1994 and 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization and Line of Business
    Palm Springs Golf Company, Inc. (the Company) is incorporated in the State of California. The Company is a manufacturer and distributor of golf clubs and a distributor of golf bags and other golf accessories which it sells to retail outlets.

    Inventories
    Inventories are stated at the lower of cost or market with cost being determined on the first-in, first-out (FIFO) method.

    Property and Equipment
    Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets of five to ten years. Leasehold improvements are being amortized over the shorter of the estimated useful lives or term of the lease.

    Deferred Offering Costs
    Amounts paid for costs associated with an anticipated initial public offering (IPO) are capitalized and will be recorded as a reduction to additional paid-in capital upon the completion of the IPO. In the event that the IPO is not successful the deferred offering will be charged off to expense (Note 11).

    Revenue Recognition
    The Company records revenue as goods are shipped to customers.

    Income Taxes
    In fiscal 1993, the Company adopted Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes ("SFAS 109"). Prior to adoption of SFAS 109, the Company reported the effects of income taxes pursuant to Accounting Principles Board Opinion No. 11, Accounting for Income Taxes ("APB 11").

    The adoption of SFAS 109 changes the Company's method of accounting for income taxes from the deferred method to an asset and liability method. Previously, the Company deferred the past tax effects of timing differences between financial reporting and taxable income. The asset and liability method requires the recognition of deferred tax assets and liabilities for the future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities. Prior year financial statements were not restated for SFAS 109. The current and cumulative effect of this accounting change did not have a material effect on the financial statements.

NOTE 2 - INVENTORIES

    Inventories consist of the following:
                                                            December 31,
                                                          1994           1993
                                                       ---------       ---------
         Raw materials                             $     793,767   $   1,017,717
         Work-in-process                                  24,364           6,847
         Finished goods                                1,049,382       1,216,843
                                                       ---------       ---------
                                                   $   1,867,513   $   2,241,407
                                                       =========       =========

                         Palm Springs Golf Company, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years ended December 31, 1994 and 1993



NOTE 3 - NOTE RECEIVABLE

    In February 1995, the Company converted $359,578 of an accounts receivable into long-term notes receivable. The notes are due in monthly payments of $11,268, including interest at 8% per annum.

                         Palm Springs Golf Company, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years ended December 31, 1994 and 1993

NOTE 4 - PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                                                December 31,
                                                                                            1994            1993
                                                                                           -------         -------
         Land                                                                        $      15,000   $      15,000
         Machinery and equipment                                                           159,747         159,456
         Furniture and fixtures                                                            120,395         117,373
         Vehicles                                                                           20,306          20,306
         Leasehold improvements                                                             55,502          55,502
                                                                                           -------         -------

                                                                                           370,950         367,637
         Less accumulated depreciation and amortization                                    281,815         251,321
                                                                                           -------         -------
                                                                                     $      89,135   $     116,316
                                                                                           =======         =======

NOTE 5 - LINE OF CREDIT

    The line of credit has a maximum availability of $4,000,000, of which $3,100,000 has been drawn as of December 31, 1994. The line of credit is due September 1995. The line bears interest at the prime interest rate. The interest rate was 9.25% at December 31, 1994.

    Borrowings under the line of credit are secured by trade accounts receivable, inventories and property and equipment. In addition, the line of credit is collateralized by letters of credit with banks and a personal guarantee by the president of the Company. There are certain covenants under the line of credit agreements, some of which restrict the payment of dividends to common stockholders and limit property and equipment acquisitions. The Company is in compliance with all covenants at December 31, 1994.

NOTE 6 - LINE OF CREDIT - AFFILIATE

    In February 1994, the Company entered into an agreement with an affiliate of an officer/stockholder. Pursuant to this agreement the affiliate has provided the Company with a revolving line of credit with a maximum availability of $300,000. Interest is at 8% per annum. The unpaid amounts are payable on demand. At December 31, 1994, no amounts were owed under this agreement.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

    Operating Leases
    The Company leases its operating facilities and equipment under operating leases which expire through 1997. Certain leases require the Company to pay maintenance, insurance and property taxes in addition to the minimum lease payments.

    Minimum rental commitments under noncancellable operating leases are as follows:
          Year ending
         December 31,
             1995           $     161,000
             1996                 161,000
             1997                  54,000
                                  -------
             Total          $     376,000
                                  =======

                         Palm Springs Golf Company, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years ended December 31, 1994 and 1993


    Rental expense for the years ended December 31, 1994 and 1993 amounted to approximately $163,000 and $166,000, respectively.

                         Palm Springs Golf Company, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years ended December 31, 1994 and 1993


NOTE 7 - COMMITMENTS AND CONTINGENCIES (continued)

    Capital Lease Obligations
    The Company leases equipment under capital lease obligations which expire through 1997. Future minimum payments by the Company under the capital leases consist of the following at:

          Year ending
         December 31,
             1995                                            $   3,232
             1996                                                3,232
             1997                                                1,885
                                                                 -----

         Total minimum lease payment                             8,349

         Amount representing interest                            1,575

         Present value of minimum lease payments                 6,774

         Current portion                                         2,292

         Long-term portion                                   $   4,482
                                                                 =====

NOTE 8 - PREFERRED STOCK

    In September 1992, $1,120,000 of notes payable to related parties was converted into 560,000 shares of redeemable preferred stock. The shares are noncumulative, and each share has a liquidation preference of $2.00 per share, and are redeemable at the discretion of the Company. The president of the Company purchased 150,000 shares of redeemable preferred stock for the purchase price of $300,000.

NOTE 9 - INCOME TAXES

The Company provides for income taxes as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" .

    Income tax expense (benefit) consisted of the following:

                                      1994              1993
                                    -------           -------
         Current
             Federal           $          0       $   (47,168)
             State                      800               800
             Deferred               (90,000)          (83,000)
                                    -------           -------
                               $    (89,200)      $  (129,368)
                                    =======           =======

    Deferred  income  tax  provisions,   resulting  from   differences   between
    accounting for financial statement purposes and accounting for tax purposes, were immaterial.

                         Palm Springs Golf Company, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years ended December 31, 1994 and 1993


NOTE 9 - INCOME TAXES (continued)

    The differences between the provision for income taxes and income taxes computed using the federal income tax rate were as follows:

                                                                                           1994              1993
                                                                                          ------           -------

         Amount computed using the federal statutory rate                            $   (89,800)      $  (104,601)
         State income tax benefit, net of federal tax benefit                            (15,200)          (30,145)
         Permanent differences                                                            14,000             9,457
         Other                                                                             1,800            (4,079)
                                                                                          ------           -------

             Actual expense benefit                                                  $   (89,200)      $  (129,368)
                                                                                          ======           =======

    Significant components of the Company's deferred tax liabilities and assets for federal and state income taxes are as follows:

                                                                                               December 31,
                                                                                          1994              1993
                                                                                         -------           -------

         Deferred tax assets
             Net operating loss carryforwards                                        $   144,000      $     44,000
             Accounts receivable and warranty reserves                                    55,000            65,000
             Other, net                                                                    3,000             3,000
                                                                                         -------           -------

                  Total deferred tax assets                                              202,000           112,000

         Valuation allowance for deferred tax assets                                     (12,000)          (12,000)
                                                                                         -------           -------

                                                                                         190,000           100,000
         Deferred tax liabilities
             Differences between book and tax basis of property and
               equipment                                                                 (17,000)          (17,000)
                                                                                         -------           -------

         Net deferred tax assets                                                     $   173,000      $     83,000
                                                                                         =======           =======

    SFAS No. 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company believes that some uncertainty exists with respect to future realization of a portion of certain state net operating loss carryforwards. Therefore, the Company established a valuation allowance relating to these carryforwards of $12,000 as of December 31, 1994 and 1993.

    At  December  31,  1994,   the  Company  had  federal  net  operating   loss
    carryforwards of approximately $340,000, which expire in 2009.

NOTE 10 - STOCK ACQUISITION

    In September 1992, the stockholders of the Company entered into an agreement whereby Taft Capital, Inc. (whose name was subsequently changed to Palm Springs Golf Company, Inc.) acquired 100% of the Company's stock and the stockholders of the Company acquired 3,000,000 shares of Taft Capital, Inc. (of which 2,900,000 were contingent bonus shares held in escrow).

    Taft Capital, Inc. was considered a public shell, and accordingly the transaction was not considered a business combination and was accounted for as a reverse merger. As a result of certain alleged misrepresentations made by Taft Capital, Inc., the aforementioned transaction was rescinded on June 29, 1993. All shares issued, including

                         Palm Springs Golf Company, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years ended December 31, 1994 and 1993


    those held in escrow pursuant to the stock acquisition agreement were cancelled. As a result of this transaction, common stock decreased by $250,459, and deferred offering costs decreased by $250,459.

                         Palm Springs Golf Company, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years ended December 31, 1994 and 1993


NOTE 11 - SUBSEQUENT EVENTS

    In connection with an initial public offering by the Company, the Company completed a series of actions or transactions (the Reorganization) pursuant to which: (I) the jurisdiction of incorporation was changed from the State of California to the State of Delaware through a merger of Palm Springs Golf Company, Inc. into Palm Springs Golf Company, Inc., a Delaware Corporation (Palm Springs Golf Delaware); (ii) the Company was recapitalized whereby all of the outstanding shares of common stock were converted into 1,737,308 shares of common stock of Palm Springs Golf Delaware and all of the outstanding shares of preferred stock were converted into 710,000 shares of preferred stock of Palm Springs Golf Delaware; and (iii) the adoption of an incentive stock option plan and a non-qualified stock option plan.

    In February 1995, the initial public offering was aborted. The company is in the process of rescinding all of the reorganization transactions described above, and accordingly, the financial statements have been restated assuming incorporation in California.

    In connection with the initial public offering the Company deferred $393,436 of offering costs. These costs will be written off to expense in 1995.

                         PALM SPRINGS GOLF COMPANY, INC.
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1993
                              AND TEN MONTHS ENDED
                      OCTOBER 31, 1993 AND 1994 (UNAUDITED)

               Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders
Palm Springs Golf Company, Inc.

We have audited the  accompanying  balance  sheet of Palm Springs Golf  Company,
Inc. as of December 31, 1993, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palm Springs Golf Company, Inc. as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Singer, Lewak, Greenbaum & Goldstein (Successors to the practice of Shillan Abrams & Company, who audited the financial statements for the year ended December 31, 1993)
Los Angeles, California
January 28, 1994

                                       F16

                         Palm Springs Golf Company, Inc.
                                 BALANCE SHEETS
                         December 31, 1992 and 1993, and
                          October 31, 1994 (Unaudited)

                                     ASSETS

                                                                                                       October 31,
                                                                                        December 31,       1994
                                                                            1992            1993       (Unaudited)
                                                                         ---------       ---------      ---------
Current Assets
    Cash                                                              $     12,837   $      40,500   $     20,042
    Accounts receivable, net of allowance for doubtful
      accounts of $70,736, $150,000 and $154,207 (note 4)                1,994,587       1,951,651      2,486,650
    Inventories (notes 2 and 4)                                          2,322,550       2,241,407      2,017,438
    Income taxes receivable                                                                 83,424
    Deferred income taxes (note 9)                                                         100,000        130,500
    Other current assets                                                    86,449          58,396        207,782
                                                                         ---------       ---------      ---------
         Total current assets                                            4,416,423       4,475,378      4,862,412

Property and equipment, net (notes 3 and 4)                                 60,233         116,316         93,368
Other assets                                                                15,861           6,789          7,303
Deferred offering costs                                                    116,048          92,893        289,313
                                                                         ---------       ---------      ---------
                                                                      $  4,608,565   $   4,691,376   $  5,252,396
                                                                         =========       =========      =========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Line of credit (note 4)                                           $  2,137,867   $   2,725,000   $  3,050,000
    Accounts payable                                                        76,630         154,572        480,548
    Accrued expenses                                                        27,319          44,999         46,368
    Preferred stock dividends payable (note 8)                              16,567          18,967         99,667
    Current portion of capital lease obligations (note 6)                    1,634          12,784          2,201
    Income taxes payable                                                    80,519
                                                                         ---------       ---------      ---------
         Total current liabilities                                       2,340,536       2,956,322      3,678,784

Long-term portion of capital lease obligations (note 6)                      8,871           7,237          5,091
Deferred income taxes (note 9)                                                              17,000         17,000

Commitments and Contingencies (note 6)

Stockholders' equity (notes 7, 8 and 10)
    Series A convertible redeemable preferred stock, $.0001 par
      value, 560,000 shares authorized, issued and outstanding                  56              56             56
    Series B convertible redeemable preferred stock, $.0001 par
      value, 150,000 shares authorized, issued and outstanding                  15              15             15
    Common stock, $.0001 par value, 8,000,000 shares authorized,
      1,805,908, 1,737,308 and 1,737,308 issued and outstanding                181             174            174
    Additional paid-in capital                                           1,808,121       1,557,669      1,557,669
    Retained earnings (accumulated deficit)                                450,785         152,903         (6,393)
                                                                         ---------       ---------      ---------
         Total stockholders' equity                                      2,259,158       1,710,817      1,551,521
                                                                         ---------       ---------      ---------
                                                                      $  4,608,565   $   4,691,376   $  5,252,396
                                                                         =========       =========      =========

    The accompanying notes are an integral part of these financial statements

                                       F2

                         Palm Springs Golf Company, Inc.
                            STATEMENTS OF OPERATIONS
                   Years ended December 31, 1992 and 1993, and
                   ten months ended October 31, 1993 and 1994
                                   (Unaudited)

                                                          Year Ended December 31,     Ten Months Ended October 31,
                                                            1992           1993             1993           1994
                                                          ---------      ---------       ---------      ---------
                                                                                               (Unaudited)

Revenues                                              $   7,626,760   $  5,488,603   $   4,916,265   $  6,112,671
Cost of sales                                             5,538,951      4,251,311       3,748,167      4,823,654
                                                          ---------      ---------       ---------      ---------
Gross profit                                              2,087,809      1,237,292       1,168,098      1,289,017

Selling, general and administrative expenses              1,446,426      1,238,431       1,035,093      1,063,866
Provision for doubtful accounts                             147,088        127,356          98,502        120,114
                                                          ---------      ---------       ---------      ---------
Income (loss) from operations                               494,295       (128,495)         34,503        105,037

Other income (expense)
    Interest expense                                       (244,919)      (183,722)       (152,409)      (194,367)
    Other income                                             28,153         4,567
                                                          ---------      ---------       ---------      ---------
    Other income (expense)                                 (216,766)      (179,155)       (152,409)      (194,367)
                                                           --------       --------        --------       --------

Income (loss) before income
  taxes expense (benefit)                                   277,529       (307,650)       (117,906)       (89,330)
Income taxes expense (benefit)(note 9)                      132,387       (129,368)        (39,600)       (29,700)
                                                            -------       --------         --------       --------
Income (loss) before extraordinary item                     145,142       (178,282)        (78,306)       (59,630)

Extraordinary item - utilization of
  operating loss carryforward                                51,011
                                                          ---------      ---------       ---------      ---------
Net income (loss)                                     $     196,153   $   (178,282)  $     (78,306)  $    (59,630)
                                                          =========      =========       =========      =========
Net income (loss) applicable to common
  stockholders                                        $     168,308   $   (297,882)  $    (177,972)  $   (159,296)
                                                          =========      =========       =========      =========
Per share data
    Income (loss) before extraordinary item           $         .07   $       (.17)  $        (.10)  $       (.09)
                                                          =========      =========       =========      =========

    Net income (loss)                                 $         .10   $       (.17)  $        (.10)  $       (.09)
                                                          =========      =========       =========      =========

Weighted average common shares outstanding                1,603,616      1,737,308       1,737,308      1,737,308
                                                          =========      =========       =========      =========


    The accompanying notes are an integral part of these financial statements

                                       F3

                         Palm Springs Golf Company, Inc.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                        Years ended December 31, 1992 and
                       1993, and ten months ended October
                              31, 1994 (Unaudited)

                                                                                                          Retained
                                                                                         Additional       Earnings
                                             Preferred Stock          Common Stock         Paid-In       (Accumulated
                                            Shares      Amount    Shares        Amount     Capital         Deficit)          Total
                                            -------      ---     ---------        ---     ---------        ---------      ----------
Balance, January 1, 1992                                         1,443,347   $    145   $   117,769   $      282,477   $    400,391

Shares issued in connection with
  financing (note 7)                                               293,961         29        19,971                          20,000
Acquired equity in stock acquisition
  (note 10)                                                         68,600          7       250,452                         250,459
Conversion of notes payable to
  preferred stock (note 8)                  560,000 $     56                              1,119,944                       1,120,000
Preferred stock issued                      150,000       15                                299,985                         300,000
Dividends on preferred stock                                                                                 (27,845)       (27,845)
Net income                                                                                                   196,153        196,153
                                            -------      ---     ---------        ---     ---------        ---------      ----------

Balance, December 31, 1992                  710,000       71     1,805,908        181     1,808,121          450,785      2,259,158

Stock recision (note 10)                                           (68,600)        (7)     (250,452)                       (250,459)
Dividends on preferred stock                                                                                (119,600)      (119,600)
Net loss                                                                                                    (178,282)      (178,282)
                                            -------      ---     ---------        ---     ---------        ---------      ----------

Balance, December 31, 1993                  710,000       71     1,737,308        174     1,557,669          152,903      1,710,817

Dividends on preferred stock
  (unaudited)                                                                                                (99,666)       (99,666)

Net loss (unaudited)                                                                                         (59,630)       (59,630)
                                            -------      ---     ---------        ---     ---------        ---------      ----------

Balance, October 31, 1994 (unaudited)       710,000       71     1,737,308   $    174   $ 1,557,669   $       (6,393)  $   1,551,521
                                            =======      ===     =========        ===     =========        =========      ==========


    The accompanying notes are an integral part of these financial statements

                                       F4

                         Palm Springs Golf Company, Inc.
                            STATEMENTS OF CASH FLOWS
                   Years ended December 31, 1992 and 1993, and
                   ten months ended October 31, 1993 and 1994
                                   (Unaudited)

                                                           Year Ended December 31,      Ten Months Ended October 31,
Cash flows from operating activities:                        1992           1993            1993           1994
                                                          ---------      ---------       ---------       ---------
                                                                                                 (Unaudited)
    Net income (loss)                                 $     196,153   $   (178,282)  $     (78,306)  $     (59,630)
Adjustments  to  reconcile  net  income  (loss)
  to net cash  used in  operating activities:
    Depreciation and amortization                            33,110         32,976          22,659          25,971
    Provision for losses on accounts receivable             147,088        127,356          98,502         120,114
    Interest amortization                                    13,333          6,667
    Deferred income taxes                                                  (83,000)                        (30,500)
    Other
(Increase) decrease in:
    Accounts receivable                                    (521,481)      (123,904)        (65,380)       (655,113)
    Inventories                                            (537,575)        81,143          10,180         223,969
    Income taxes receivable                                                (83,424)        (76,456)         83,424
    Other current assets                                     23,888         28,053           2,623        (149,386)
    Other assets                                             10,318          9,072           8,137            (514)
Increase (decrease) in:
    Accounts payable and accrued expenses                     8,311         80,052          18,285         208,529
    Income taxes payable                                     80,519        (80,519)        (80,519)
                                                          ---------      ---------       ---------       ---------

    Total adjustments                                      (742,489)        (5,528)        (61,969)       (173,506)
                                                          ---------      ---------       ---------       ---------

         Net cash used in operating activities             (546,336)      (183,810)       (140,275)       (233,136)
                                                          ---------      ---------       ---------       ---------

Cash flows used in investing activities:
    Purchases of property and equipment                     (54,289)       (20,455)        (21,341)         (3,023)
                                                          ---------      ---------       ---------       ---------

Cash flows from financing activities:
    Principal payments on capital lease obligations            (489)        (1,634)         12,313         (12,729)
    Increase in line of credit - net                        145,000        580,466         337,133         325,000
    Preferred stock dividends                               (14,215)      (119,600)        (99,667)        (18,966)
    Sale of preferred stock                                 300,000
    Sale of common stock                                    250,933
    Deferred offering costs                                (116,048)      (227,304)       (101,000)        (77,604)
                                                          ---------      ---------       ---------       ---------
         Net cash provided by financing activities          565,181        231,928         148,779         215,701
                                                          ---------      ---------       ---------       ---------

Net increase (decrease) in cash                             (35,444)        27,663         (12,837)        (20,458)

Cash, beginning of period                                    48,281         12,837          12,837          40,500
                                                          ---------      ---------       ---------       ---------
Cash, end of period                                   $      12,837   $     40,500   $           0   $      20,042
                                                          =========      =========       =========       =========

    The accompanying notes are an integral part of these financial statements

                                       F5

                         Palm Springs Golf Company, Inc.
                            STATEMENTS OF CASH FLOWS
                   Years ended December 31, 1992 and 1993, and
                   ten months ended October 31, 1993 and 1994
                                   (Unaudited)



                Supplemental Disclosure of Cash Flow Information

                                                           Year Ended December 31,      Ten Months Ended October 31,
                                                             1992          1993            1993             1994
                                                          ---------      ---------       ---------       ---------
    Interest paid                                     $     313,150   $    185,290   $     151,494   $     178,251
    Taxes paid (received)                                       800        116,773          36,040         (54,924)


Supplemental Schedule of Noncash Investing and Financing Activities:

During the year ending December 31, 1992, 293,961 shares of stock were issued in exchange for services rendered in obtaining financing (note 7).

In September 1992, $1,120,000 in notes payable were converted to preferred stock (note 8).

In 1992 and 1993, $10,994 and $11,240, respectively, of machinery and equipment were acquired through capitalized lease obligations.

    The accompanying notes are an integral part of these financial statements

                                       F6

                         Palm Springs Golf Company, Inc.
                       NOTES TO FINANCIAL STATEMENTS Years
                    ended December 31, 1992 and 1993, and ten
                     months ended October 31, 1993 and 1994
                (Information with respect to the ten months ended
                     October 31, 1993 and 1994 is unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization and Line of Business
    Palm Springs Golf Company, Inc. (the Company) was incorporated in the State of California. The Company is a manufacturer and distributor of golf clubs and a distributor of golf bags and other golf accessories which it sells to retail outlets.

    Reorganization
    In connection with the initial public offering contemplated by this Prospectus, the Company intends to complete a series of actions or transactions (the Reorganization) pursuant to which: (I) the jurisdiction of incorporation will be changed from the State of California to the State of Delaware through a merger of Palm Springs Golf Company, Inc. into Palm Springs Golf Company, Inc., a Delaware Corporation (Palm Springs Golf
    Delaware); (ii) the Company will be recapitalized whereby all of the outstanding shares of common stock will be converted into 1,737,308 shares of common stock of Palm Springs Golf Delaware and all of the outstanding shares of preferred stock will be converted into 710,000 shares of preferred stock of Palm Springs Golf Delaware; and (iii) the adoption of an incentive stock option plan and a non-qualified stock option plan. Common stock will be reserved for issuance to officers, directors, key employees and certain consultants of the Company. The financial statements for all dates and periods presented give effect to these transactions.

    Unaudited Interim Financial Statements
    The accompanying financial statements of the Company as of October 31, 1994, and for the ten month periods ended October 31, 1993 and 1994 are unaudited, but, in the opinion of management, reflect the adjustments, all of which are of a normal recurring nature, necessary for a fair presentation of such financial statements in accordance with generally accepted accounting principles. The results of operations for an interim period are not necessarily indicative of results for a full year.

    Inventories
    Inventories are stated at the lower of cost or market with cost being determined on the first-in, first-out (FIFO) method.

    Property and Equipment
    Property and equipment are stated at cost. Depreciation is provided using the straight line method over the estimated useful lives of the related assets of five to ten years. Leasehold improvements are being amortized over the shorter of the estimated useful lives or term of the lease.

    Deferred Offering Costs
    Amounts paid for costs associated with an anticipated initial public offering (IPO) are capitalized and will be recorded as a reduction to additional paid-in capital upon the completion of the IPO.

    Revenue Recognition
    The Company records revenue as goods are shipped to customers.

    Income Taxes
    In fiscal 1993, the Company adopted Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes ("SFAS 109"). Prior to adoption of SFAS 109, the Company reported the effects of income taxes pursuant to Accounting Principles Board Opinion No. 11, Accounting for Income Taxes ("APB 11").

                                       F7

                         Palm Springs Golf Company, Inc.
                       NOTES TO FINANCIAL STATEMENTS Years
                    ended December 31, 1992 and 1993, and ten
                     months ended October 31, 1993 and 1994
                (Information with respect to the ten months ended
                     October 31, 1993 and 1994 is unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    The adoption of SFAS 109 changes the Company's method of accounting for income taxes from the deferred method to an asset and liability method. Previously, the Company deferred the past tax effects of timing differences between financial reporting and taxable income. The asset and liability method requires the recognition of deferred tax assets and liabilities for the future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities. Prior year financial statements were not restated for SFAS 109. The current and cumulative effect of this accounting change did not have a material effect on the financial statements.

    Net Income (Loss) Per Share
    Net income (loss) per share is based on the weighted average number of common shares outstanding during each period. Net income (loss) has been adjusted for dividends on convertible preferred stock.

    Cash Equivalents
    For purposes of the statements of cash flows the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

NOTE 2 - INVENTORIES

    Inventories consist of the following:

                                                                                                         October 31,
                                                                                 December 31,               1994
                                                                           1992             1993         (Unaudited)
                                                                         ---------        ---------      ---------
         Raw materials                                                $  1,225,508   $    1,017,717  $     923,219
         Work-in-progress                                                   10,100            6,847        143,595
         Finished goods                                                  1,086,942        1,216,843        950,624
                                                                         ---------        ---------      ---------
                                                                      $  2,322,550   $    2,241,407  $   2,017,438
                                                                         =========        =========      =========

NOTE 3 - PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                                                          October 31,
                                                                                  December 31,               1994
                                                                            1992              1993       (Unaudited)
                                                                          --------          -------        -------
         Land                                                         $     15,000   $       15,000  $      15,000
         Machinery and equipment                                           158,291          159,456        159,457
         Furniture and fixtures                                             98,583          117,373        120,395
         Vehicles                                                           20,306           20,306         20,306
         Leasehold improvements                                             53,040           55,502         55,502
                                                                          --------          -------        -------
                                                                           345,220          367,637        370,660
         Less accumulated depreciation and amortization                    284,987          251,321        277,292
                                                                           -------          -------        -------
                                                                      $     60,233   $      116,316  $      93,368
                                                                            ======          =======         ======

                                       F8

                         Palm Springs Golf Company, Inc.
                       NOTES TO FINANCIAL STATEMENTS Years
                    ended December 31, 1992 and 1993, and ten
                     months ended October 31, 1993 and 1994
                (Information with respect to the ten months ended
                     October 31, 1993 and 1994 is unaudited)


NOTE 4 - LINE OF CREDIT

    The line of credit has an availability of $3,000,000 as of December 31, 1993, and was due June 1, 1994. The line bears interest at the prime interest rate. The interest rate was 6.75% at December 31, 1993 (6% at December 31, 1992). The December 31, 1992 balance is net of deferred financing costs of $6,667. In September 1994 the line of credit was renewed with an availability of $4,000,000 due September 1995.

    Borrowings under the line of credit are secured by trade accounts receivable, inventories and property and equipment. In addition, the line of credit is collateralized by letters of credit with banks and a personal guarantee of the president of the Company (note 7). There are certain covenants under the line of credit agreements, some of which restrict the payment of dividends to common stockholders and limit property and equipment acquisitions.
    The Company is in compliance with all covenants at December 31, 1993.

NOTE 5 - LINE OF CREDIT - AFFILIATE

    In February 1994, the Company entered into an agreement with an affiliate of an officer/stockholder. Pursuant to this agreement the affiliate has provided the Company with a revolving line of credit with a maximum availability of $300,000. Interest is at 8% per annum. The unpaid amounts are payable on demand. At October 31, 1994, no amounts were owed under this agreement, however, accrued expenses includes $11,933 of unpaid interest.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

    Distributorship Agreement
    In May 1991, the Company entered into a distributorship agreement with an Australian company granting it the exclusive right to distribute and market all of its golf clubs and related products in Australia. The term of the agreement is five years with an option to extend the agreement for one year periods based on the amount of purchases and sales set forth in the agreement.

    Operating Leases
    The Company leases its operating facilities and equipment under operating leases which expire through 1997. Certain leases require the Company to pay maintenance, insurance and property taxes in addition to the minimum lease payments.

    Minimum rental commitments under noncancellable operating leases are as follows:

          Year ending
          December 31,
          ------------
             1994               $    161,000
             1995                    161,000
             1996                    161,000
             1997                     54,000
                                     -------
             Total              $    537,000
                                     =======

    Rental expense for the years ended December 31, 1992 and 1993 amounted to approximately $151,000 and $166,000, respectively.

                                       F9

                         Palm Springs Golf Company, Inc.
                       NOTES TO FINANCIAL STATEMENTS Years
                    ended December 31, 1992 and 1993, and ten
                     months ended October 31, 1993 and 1994
                (Information with respect to the ten months ended
                     October 31, 1993 and 1994 is unaudited)


NOTE 6 - COMMITMENTS AND CONTINGENCIES (continued)

    Capital Lease Obligations
    The Company leases equipment under capital lease obligations which expire through 1997. Future minimum payments by the Company under the capital leases consist of the following at:

          Year ending
         December 31,
             1994                                       $     14,608
             1995                                              3,232
             1996                                              3,232
             1997                                              2,155
                                                              ------

         Total minimum lease payment                          23,227

         Amount representing interest                          3,206
                                                              ------
         Present value of minimum lease payments              20,021

         Current portion                                      12,784
                                                              ------
         Long-term portion                              $      7,237
                                                              ======

NOTE 7 - CAPITAL STOCK TRANSACTIONS

    In June 1992 the Company issued 293,961 shares of stock to the President of the Company in exchange for his arranging a bank loan and collateralizing the loan with personal assets. This was accounted for as a deferred charge in the amount of $20,000, with interest expense being amortized over twelve months.

NOTE 8 - PREFERRED STOCK

    In September 1992, $1,120,000 of the notes payable to related parties was converted into 560,000 shares of Series A convertible redeemable preferred stock. One share of Series A convertible redeemable preferred stock is convertible into two shares of common stock at the option of the holder at any time after December 31, 1995. The shares have a cumulative dividend of $.16 per share per annum, payable quarterly. Each share has a liquidation preference of $2.00 per share.

    The president of the Company purchased 150,000 shares of series B convertible redeemable preferred stock for the purchase price of $300,000. One share of series B convertible redeemable preferred stock is convertible into two shares of common stock at the option of the holder at anytime. The shares have a cumulative dividend of $.20 per share per annum, payable quarterly. Each share of series B redeemable preferred stock has a liquidation preference of $2.00 per share.

    The series A and B redeemable preferred stock are redeemable at the discretion of the Company.

NOTE 9 - INCOME TAXES

    Through December 31, 1992, the Company provided for income taxes as required under Accounting Principles Board Opinion No. 11 (deferred method). Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (liability method (note 1).

                                       F10

                         Palm Springs Golf Company, Inc.
                       NOTES TO FINANCIAL STATEMENTS Years
                    ended December 31, 1992 and 1993, and ten
                     months ended October 31, 1993 and 1994
                (Information with respect to the ten months ended
                     October 31, 1993 and 1994 is unaudited)


NOTE 9 - INCOME TAXES (continued)

    Income tax expense (benefit) consisted of the following:

                                                     1992               1993
                                                    -------           -------
         Current
             Federal                         $       48,946   $       (47,168)
             State                                   32,430               800
             Extraordinary Item (NOL)                51,011
             Deferred                                                 (83,000)
                                                    -------           -------
                                             $      132,387   $      (129,368)
                                                    =======          ========

    Income tax expense for the year ending December 31, 1992 contains a charge in lieu of federal and state income taxes that would have been required to be paid had the Company not been able to utilize an operating loss carryforward. The tax benefit, $51,011, resulting from such utilization is shown as an extraordinary item for the year ending December 31, 1992.

    Deferred  income  tax  provisions,   resulting  from   differences   between
    accounting for financial statement purposes and accounting for tax purposes, were immaterial.

    The differences between the provision for income taxes and income taxes computed using the federal income tax rate were as follows:

                                                                                          1992              1993
                                                                                         -------           -------
         Amount computed using the federal statutory rate                             $   94,360        $ (104,601)
         State income tax benefit (expense), net of federal
           tax benefit                                                                    21,404           (30,145)
         Permanent differences                                                            10,614             9,457
         Other                                                                             6,009            (4,079)
                                                                                         -------           -------
             Actual expense (benefit)                                             $      132,387   $      (129,368)
                                                                                         =======           =======

    Significant components of the Company's deferred tax liabilities and assets for federal and state income taxes of December 31, 1993 are as follows:

         Deferred tax assets
             Net operating loss carryforwards                                                           $   44,000
             Accounts receivable and warrants reserves                                                      65,000
             Other, net                                                                                      3,000
                                                                                                           -------
                  Total deferred tax assets                                                                112,000

         Valuation allowance for deferred tax assets                                                       (12,000)
                                                                                                           -------
                                                                                                           100,000
         Deferred tax liabilities
             Differences between book and tax basis of property and equipment                              (17,000)
                                                                                                           -------
         Net deferred tax assets                                                                        $   83,000
                                                                                                           =======

                                       F11

                         Palm Springs Golf Company, Inc.
                       NOTES TO FINANCIAL STATEMENTS Years
                    ended December 31, 1992 and 1993, and ten
                     months ended October 31, 1993 and 1994
                (Information with respect to the ten months ended
                     October 31, 1993 and 1994 is unaudited)


NOTE 9 - INCOME TAXES (continued)

    SFAS No. 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company believes that some uncertainty exists with respect to future realization of a portion of certain state net operating loss carryforwards. Therefore, the Company established a valuation allowance relating to these carryforwards of $12,000 as of December 31, 1993.

    At  December  31,  1993,   the  Company  had  federal  net  operating   loss
    carryforwards of approximately $60,000, which expire in 2008.

NOTE 10 - STOCK ACQUISITION

    In September 1992, the stockholders of the Company entered into an agreement whereby Taft Capital, Inc. (whose name was subsequently changed to Palm Springs Golf Company, Inc.) acquired 100% of the Company's stock and the stockholders of the Company acquired 3,000,000 shares of Taft Capital, Inc. (of which 2,900,000 were contingent bonus shares held in escrow).

    Taft Capital, Inc. was considered a public shell, and accordingly the transaction was not considered a business combination and was accounted for as a reverse merger. As a result of certain alleged misrepresentations made by Taft Capital, Inc., the aforementioned transaction was rescinded on June 29, 1993. All shares issued, including those held in escrow pursuant to the stock acquisition agreement were cancelled. As a result of this transaction, common stock decreased by $7, paid-in capital decreased by $250,452 and deferred offering costs decreased by $250,459.

NOTE 11 - NEW AUTHORITATIVE PRONOUNCEMENTS

    The Financial Accounting Standards Board has issued FAS No. 106, "Employers Accounting for Post-retirement Benefits Other Than Pensions"; FAS No. 107, "Disclosure about Fair Value of Financial Instruments"; and FAS No. 112, "Accounting for Post-employment Benefits." Companies are required to adopt the new methods of accounting and disclosure within the next few years. However, the adoption of the new statements is not expected to have a material impact on the Company's financial position or results of operations.


                                       F12

                              ADDITIONAL SCHEDULES

                                TABLE OF CONTENTS






    Condensed Balance Sheets    (September 30, 1995 and 1994)

    Condensed  Statement of Operations (For Nine Months ended Sept. 30, 1995 and
    1994)

    Condensed  Statement of Cash Flows (For Nine Months ended Sept. 30, 1995 and
    1994)

                                                                              September 30,
                                                                          1995              1994
                                                                        ------            ------
ASSETS
    Cash                                                                $   (1)           $   60
    Accounts receivable - net                                            1,401             2,121
    Inventories                                                          2,164             1,874
    Notes receivable - current                                             123                 -
    Deferred taxes                                                         335               143
    Prepaid expenses                                                       115               146
                                                                        ------            ------
         Total current assets                                           $4,137            $4,344

    Fixed assets, net                                                       95                95
    Deferred offering costs                                                436               271
    Other assets                                                           199                 7
                                                                        ------            ------
         Total Assets                                                   $4,867            $4,717
                                                                         =====             =====

LIABILITIES AND STOCKHOLDERS' EQUITY
    Notes payable to bank                                               $3,130            $2,675
    Accounts payable                                                       466               394
    Accrued expenses                                                        50               143
                                                                        ------            ------
         Total current liabilities                                      $3,646            $3,212

    Stockholders' equity                                                 1,221             1,505
                                                                         -----             -----
         Total Liabilities and Shareholders' equity                     $4,867            $4,717
                                                                         =====             =====

                         Palm Springs Golf Company, Inc.
                        CONDENSED STATEMENT OF OPERATIONS
              For the Nine Months ended September 30, 1995 and 1994
                             (thousands of dollars)
                                   (Unaudited)

                                                                         1995              1994
                                                                        ------            ------
    Net sales                                                           $4,183            $5,353
    Total Cost of Goods Sold                                             3,333             4,312
                                                                         -----             -----
         Gross Profit                                                   $  850            $1,041

    Total Operating Expenses                                             1,070             1,042

    Interest Expense                                                       261               174
    Miscellaneous (income)                                                  (5)
    Income (loss) from operations before income tax                       (476)             (175)
    Income tax benefit                                                     161                59
                                                                         -----             -----
         Net income (loss)                                              $ (315)           $ (116)
                                                                          =====            =====

                           Palm Springs Golf Co., Inc.
                        CONDENSED STATEMENT OF CASH FLOWS
              For the Nine Months ended September 30, 1995 and 1994
                             (Thousands of dollars)
                                   (Unaudited)

                                                                          1995              1994
                                                                         ------            ------
Cash flows from operating activities:
    Net income (loss)                                                    $(315)            $(116)
    Depreciation and amortization                                           (6)               24
    (Increase) decrease in accounts rec.                                   375              (169)
    (Increase) decrease in inventories                                    (296)              368
    (Increase) decrease in notes rec.                                       56
    (Increase) decrease in deferred taxes                                 (162)               23
    (Increase) decrease in other assets                                    114               (88)
    Increase (decrease) in accounts
         payable and accrued expenses                                       92               240
                                                                         ------            ------
Net cash provided by (used in) operating activities                       (142)              282
                                                                         ------            ------
Cash flows used in investing activities:
    Purchases of property and equipment                                      -                (3)
    Principal payments on capital leases                                     -               (13)
    Increase (decrease) in note payable                                     30               (50)
    Preferred Stock dividend                                                 -               (19)
    Deferred offering costs                                                (42)             (178)
                                                                         ------            ------
    Net cash provided by (used in) financing activities                    (12)             (263)
                                                                         ------            ------

    Net increase (decrease) in cash                                       (154)               19
Cash, beginning of period                                                  153                41
                                                                         ------            ------
Cash, end of period                                                     $   (1)            $  60
                                                                         ======            ======

                                AJAY SPORTS, INC.
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

                                AJAY SPORTS, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


Overview

Ajay Sports, Inc. ("the Company") formed a wholly owned subsidiary, Palm Springs Golf, Inc. In October 1995 the subsidiary acquired substantially all the assets of Palm Springs Golf Co., Inc. for approximately $3,656,000 and 666,667 shares of Ajay Sports, Inc. common stock valued at $407,000. Palm Springs Golf Co., Inc. designs, manufactures and markets a full line of golf clubs along with a line of golf bags and gloves under the Palm Springs Golf name. The acquisition has been accounted for as a purchase.

The pro forma condensed consolidated balance sheet as of September 30, 1995 is based on the historical balance sheets of the Company and Palm Springs Golf Co., Inc. (included elsewhere herein) as of that date and assumes the acquisition took place on that date. The pro forma condensed consolidated statement of operations for the nine months ended September 30, 1995 and for the year ended December 31, 1994 include the historical statement of operations of the Company as reported on Form 10-Q for the quarter ended September 30, 1995 and Form 10-K for the year ended December 31, 1994. The pro forma condensed consolidated statement of operations for the nine months ended September 30, 1995 includes Palm Springs Golf Co., Inc.'s historical statement of operations for the nine months ended September 30, 1995. The pro forma condensed consolidated statement of operations for the year ended December 31, 1994 includes Palm Springs Golf Co., Inc.'s audited statement of operations for the year ended December 31, 1994.

These pro forma financial statements have been prepared for comparative purposes only and do not purport to indicate what necessarily would have occurred had the entities been combined since the applicable date, or what results may be in the future. The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Palm Springs Golf Co., Inc. (included herein).

                       Ajay Sports, Inc. And Subsidiaries
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1995
                                 (In thousands)
                                   (Unaudited)

                                                     Ajay          Palm Springs       Pro Forma         Pro Forma
                                                  Sports, Inc.     Golf Co., Inc..    Adjustments      Consolidated
                                                   --------            -------         --------          --------
ASSETS
    Cash                                           $   153           $     (1)         $     -            $   (1)
    Accounts receivable, net                         3,623              1,401             (175) (1)        1,226
    Inventories                                      5,256              2,164             (431) (1)        1,733
    Notes Receivable                                     -                123             (123) (1)            -
    Prepaid expenses                                   373                115             (100) (1)           15
    Deferred taxes                                       -                335             (335) (1)            -
                                                   --------            -------         --------          --------
         Current assets                              9,405              4,137           (1,164)            2,973

    Fixed assets, net                                1,307                 95               71  (1)          166
    Deferred offering costs                              -                436             (436) (1)            -
    Goodwill                                             -                  -              835  (1)          835
    Other assets                                       270                199              (80) (1)          119
                                                   --------            -------         --------          --------
         Total assets                              $10,982             $4,867          $  (774)           $4,093
                                                   ========            =======         ========          ========


LIABILITIES AND STOCKHOLDERS' EQUITY

    Notes payable to bank                           $1,238             $3,130           $    -            $3,130
    Accounts payable                                 1,141                466                -               466
    Accrued expenses                                   491                 50               40  (1)           90
                                                   --------            -------         --------          --------
         Current liabilities                         2,870              3,646               40             3,686

    Note payable - long term                         3,600                  -                -                 -

    Stockholders'equity                              4,512              1,221             (814) (1)          407
                                                   --------            -------         --------          --------
         Total liabilities and
         Stockholders' equity                      $10,982             $4,867            $(774)           $4,093
                                                   ========            =======         ========          ========

 See notes to unaudited pro forma condensed consolidated financial statements.

                       Ajay Sports, Inc. and Subsidiaries
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Nine Months ended September 30, 1995
                    ( In thousands, except per share amounts)
                                   (Unaudited)

                                            Ajay         Palm Springs        Pro Forma            Pro Forma
                                        Sports, Inc.     Golf Co., Inc.      Adjustments         Consolidated
                                         --------           --------           --------           --------
Net sales                                $ 13,376           $  4,183              $(506) (2)      $ 17,053
Cost of sales                              10,858              3,333               (491) (2)        13,700
                                         --------           --------           --------           --------
    Gross profit                            2,518                850                (15)             3,353

Selling, general and
    administrative expenses                 2,118              1,070                  6  (5)         3,194

Interest expense                              564                261               --                  825
Other expenses (inc.)                          12                 (5)              --                    7
                                         --------           --------           --------           --------

Income (loss) from operations
    before income taxes                      (176)              (476)               (21)              (673)

Income taxes (expense) benefit               --                  161               (161)              --
                                         --------           --------           --------           --------

    Net income (loss)                    $   (176)          $   (315)          $   (182)          $   (673)
                                         ========           ========           ========           ========

    Net income (loss) per share          $   (.01)                                                $   (.03)


 See notes to unaudited pro forma condensed consolidated financial statements.

                       Ajay Sports, Inc. and Subsidiaries
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year ended December 31, 1994
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                     Ajay          Palm Springs       Pro Forma        Pro Forma
                                                 Sports, Inc.      Golf Co., Inc.     Adjustments      Consolidated
                                                   -------             ------            -----           -------
Net sales                                          $12,899             $7,004            $ (96) (2)      $19,807
Cost of sales                                       12,291              5,622              (94) (2)       17,819
                                                   -------             ------            -----           -------
    Gross profit                                       608              1,382               (2)            1,988

Selling, general and
    administrative expenses                          2,747              1,412                8  (5)        4,167

Interest expense                                       614                234                                848
Other expenses                                         327                  -                                327
                                                   -------           --------           ------            ------

Income (loss) from operations
    before income taxes                             (3,080)              (264)             (10)           (3,354)

Income taxes (exp.) benefit                              -                 89              (89) (3)            -
                                                 ---------             ------             ----         ---------

    Net income (loss)                              $(3,080)            $ (175)           $ (99)          $(3,354)
                                                    ======              =====             ====            ======

Net income (loss) per share                           (.27)                                                 (.25)
Weighted average
    shares outstanding                              12,218                                 667  (4)       12,885

See notes to unaudited pro forma condensed consolidated financial statements.

                                Ajay Sports, Inc.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (In thousands)
                                   (Unaudited)

Note 1.

The pro forma financial statements are presented to show the financial position and results of operations of Ajay Sports, Inc. and Palm Springs Golf Co., Inc. as if the purchase of Palm Springs Golf Co., Inc. had occurred on the dates discussed in the overview. The acquisition has been accounted for using the purchase method of accounting.

The pro forma adjustments to the condensed consolidated balance sheet are as follows:

    (1) To reflect the purchase of Palm Springs Golf Co., Inc. and the allocation of the purchase to assets acquired and liabilities assumed and to eliminate assets and equity not purchased.

         Accounts receivable                                                             $(175)
         Inventories                                                                      (431)
         Notes receivable                                                                 (123)
         Prepaid expenses                                                                 (100)
         Fixed assets                                                                       71
         Goodwill                                                                          835
         Other assets                                                                      (80)
         Deferred tax asset                                                               (335)
         Deferred offering costs                                                          (436)
         Accrued liabilities                                                                40
         Equity                                                                           (814)
                                                                                          ----
                                                                                       $     -
                                                                                          ====

The pro forma adjustments to the condensed consolidated statements of operations are as follows:

    (2)  Elimination of Intercompany sales and profit in inventory.

                                                                                          1995              1994
                                                                                         -----              ----

         Year to date sales by Ajay to Palm Springs Golf                                 $506K              $96K
         Inventory on hand 9/30
             at Intercompany sales prices                                                 154K               20K
         Profit in inventory at 9/30                                                     $ 15K              $ 2K

         To eliminate intercompany sales and profit in intercompany inventory. (Ajay was a supplier to Palm Springs Golf Company, Inc.)

                                                                     Year ended                     Nine Months ended
         ($000)                                                   December 31, 1994                 September 30, 1995
                                                                  -----------------                 ------------------
             Sales                                                       $(96)                             $(506)
             Cost of Sales                                                (94)                              (491)

                                Ajay Sports, Inc.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (In thousands)
                              (Unaudited) (Cont'd)


    (3)  Eliminate tax benefit not acquired.

                      1994                               1995
                      ----                               ----
                      $(89)                             $(161)

    (4(  Ajay common  stock  issued as part of  acquisition  financing,  666,667 shares.

    (5)  Increase in depreciation expense as a result of purchase accounting.

                Year ended                     Nine Months ended
             December 31, 1994                 September 30, 1995
             -----------------                 ------------------
                        $    8                             $    6